EXHIBIT 99.1

               INFORMATION RELATED TO FORWARD-LOOKING STATEMENTS

THIS PRESENTATION INCLUDES FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT
TO RISKS AND UNCERTAINTIES. THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," "OPTIMISTIC," "INTEND," "PLAN," "AIM," "WILL," "MAY," "SHOULD," "COULD," "WOULD," "LIKELY," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: THE COMPANY'S ABILITY TO MEET ITS ROE TARGET RANGE OF 33 TO 36 PERCENT ON AVERAGE AND OVER TIME, WHICH WILL DEPEND IN PART ON FACTORS SUCH AS THE COMPANY'S ABILITY TO GENERATE SUFFICIENT REVENUE GROWTH AND ACHIEVE SUFFICIENT MARGINS, FLUCTUATIONS IN THE CAPITAL REQUIRED TO SUPPORT ITS BUSINESSES, THE MIX OF THE COMPANY'S FINANCINGS, AND FLUCTUATIONS IN THE LEVEL OF THE COMPANY'S SHAREHOLDERS' EQUITY DUE TO SHARE REPURCHASES, DIVIDENDS, CHANGES IN ACCUMULATED OTHER COMPREHENSIVE INCOME AND ACCOUNTING CHANGES, AMONG OTHER THINGS; THE ACTUAL AMOUNT SPENT BY THE COMPANY IN THE FOURTH QUARTER OF 2007 ON MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES BASED ON MANAGEMENT'S ASSESSMENT OF COMPETITIVE OPPORTUNITIES AND OTHER FACTORS AFFECTING ITS JUDGMENT; THE COMPANY'S ABILITY TO GROW ITS BUSINESS AND MEET OR EXCEED ITS RETURN ON SHAREHOLDERS' EQUITY TARGET BY REINVESTING APPROXIMATELY 35 PERCENT OF ANNUALLY-GENERATED CAPITAL, AND RETURNING APPROXIMATELY 65 PERCENT OF SUCH CAPITAL TO SHAREHOLDERS, OVER TIME, WHICH WILL DEPEND ON THE COMPANY'S ABILITY TO MANAGE ITS CAPITAL NEEDS AND THE EFFECT OF BUSINESS MIX, ACQUISITIONS AND RATING AGENCY REQUIREMENTS; CONSUMER AND BUSINESS SPENDING ON THE COMPANY'S CREDIT AND CHARGE CARD PRODUCTS AND TRAVELERS CHEQUES AND OTHER PREPAID PRODUCTS AND GROWTH IN CARD LENDING BALANCES, WHICH DEPEND IN PART ON THE ABILITY TO ISSUE AND DEVELOP NEW AND ENHANCED CARD AND PREPAID PRODUCTS, SERVICES AND REWARDS PROGRAMS, AND INCREASE REVENUES FROM SUCH PRODUCTS, ATTRACT NEW CARDMEMBERS, REDUCE CARDMEMBER ATTRITION, CAPTURE A GREATER SHARE OF EXISTING CARDMEMBERS' SPENDING, AND SUSTAIN PREMIUM DISCOUNT RATES ON ITS CARD PRODUCTS IN LIGHT OF REGULATORY AND MARKET PRESSURES, INCREASE MERCHANT

COVERAGE, RETAIN CARDMEMBERS AFTER LOW INTRODUCTORY LENDING RATES HAVE EXPIRED, AND EXPAND THE GLOBAL NETWORK SERVICES BUSINESS INCLUDING AMONG OTHER THINGS, THE SUCCESS OF THE U.S. GLOBAL NETWORK SERVICES BUSINESS IN MEETING THE PERFORMANCE CRITERIA CALLED FOR BY THE COMPANY'S SETTLEMENT AGREEMENT WITH VISA; THE SUCCESS OF THE GLOBAL NETWORK SERVICES BUSINESS IN PARTNERING WITH BANKS IN THE UNITED STATES, WHICH WILL DEPEND IN PART ON THE EXTENT TO WHICH SUCH BUSINESS FURTHER ENHANCES THE COMPANY'S BRAND, ALLOWS THE COMPANY TO LEVERAGE ITS SIGNIFICANT PROCESSING SCALE, EXPANDS MERCHANT COVERAGE OF THE NETWORK, PROVIDES GLOBAL NETWORK SERVICES' BANK PARTNERS IN THE UNITED STATES THE BENEFITS OF GREATER CARDMEMBER LOYALTY AND HIGHER SPEND PER CUSTOMER, AND MERCHANT BENEFITS SUCH AS GREATER TRANSACTION VOLUME AND ADDITIONAL HIGHER SPENDING CUSTOMERS; FLUCTUATIONS IN INTEREST RATES (INCLUDING FLUCTUATIONS IN BENCHMARKS, SUCH AS LIBOR AND OTHER BENCHMARK RATES, USED TO PRICE LOANS AND OTHER INDEBTEDNESS, AS WELL AS CREDIT SPREADS IN THE PRICING OF LOANS AND OTHER INDEBTEDNESS), WHICH IMPACT THE COMPANY'S BORROWING COSTS, RETURN ON LENDING PRODUCTS AND THE VALUE OF THE COMPANY'S INVESTMENTS; THE CONTINUATION OF FAVORABLE TRENDS, INCLUDING INCREASED TRAVEL AND ENTERTAINMENT SPENDING, AND THE OVERALL LEVEL OF CONSUMER CONFIDENCE; THE COSTS AND INTEGRATION OF ACQUISITIONS; THE UNDERLYING ASSUMPTIONS AND EXPECTATIONS RELATED TO THE SALE OF THE AMERICAN EXPRESS BANK LTD. BUSINESSES PROVING TO BE INACCURATE OR UNREALIZED, INCLUDING, AMONG OTHER THINGS, THE LIKELIHOOD OF AND EXPECTED TIMING FOR COMPLETION OF THE TRANSACTION, THE PROCEEDS TO BE RECEIVED BY THE COMPANY IN THE TRANSACTION AND THE TRANSACTION'S IMPACT ON THE COMPANY'S EARNINGS; THE SUCCESS, TIMELINESS AND FINANCIAL IMPACT (INCLUDING COSTS, COST SAVINGS AND OTHER BENEFITS INCLUDING INCREASED REVENUES), AND BENEFICIAL EFFECT ON THE COMPANY'S OPERATING EXPENSE TO REVENUE RATIO, BOTH IN THE SHORT-TERM AND OVER TIME, OF REENGINEERING INITIATIVES BEING IMPLEMENTED OR CONSIDERED BY THE COMPANY, INCLUDING COST MANAGEMENT, STRUCTURAL AND STRATEGIC MEASURES SUCH AS VENDOR, PROCESS, FACILITIES AND OPERATIONS CONSOLIDATION, OUTSOURCING (INCLUDING, AMONG OTHERS, TECHNOLOGIES OPERATIONS), RELOCATING CERTAIN FUNCTIONS TO LOWER-COST OVERSEAS LOCATIONS, MOVING INTERNAL AND EXTERNAL FUNCTIONS TO THE INTERNET TO SAVE COSTS, AND PLANNED STAFF REDUCTIONS RELATING TO CERTAIN OF SUCH REENGINEERING ACTIONS; THE COMPANY'S ABILITY TO REINVEST THE BENEFITS ARISING FROM SUCH REENGINEERING ACTIONS IN ITS BUSINESSES; THE ABILITY TO CONTROL AND MANAGE OPERATING, INFRASTRUCTURE, ADVERTISING AND PROMOTION EXPENSES AS BUSINESS EXPANDS OR CHANGES, INCLUDING

THE ABILITY TO ACCURATELY ESTIMATE THE PROVISION FOR THE COST OF THE MEMBERSHIP REWARDS PROGRAM; THE COMPANY'S ABILITY TO MANAGE CREDIT RISK RELATED TO CONSUMER DEBT, BUSINESS LOANS, MERCHANT BANKRUPTCIES AND OTHER CREDIT TRENDS AND THE RATE OF BANKRUPTCIES, WHICH CAN AFFECT SPENDING ON CARD PRODUCTS, DEBT PAYMENTS BY INDIVIDUAL AND CORPORATE CUSTOMERS AND BUSINESSES THAT ACCEPT THE COMPANY'S CARD PRODUCTS AND RETURNS ON THE COMPANY'S INVESTMENT PORTFOLIOS; CONTINUED UNCERTAINTY IN THE CREDIT MARKETS, AND IN PARTICULAR THE RESIDENTIAL MORTGAGE MARKET (INCLUDING THE RESET OF ADJUSTABLE RATE MORTGAGES IN THE SHORT- TO MEDIUM-TERM AND THE POTENTIAL OVERLEVERAGING OF RESIDENTIAL MORTGAGE DEBT), WHICH COULD AFFECT DEBT PAYMENTS BY INDIVIDUALS AND SPENDING ON CARD PRODUCTS; BANKRUPTCIES, RESTRUCTURINGS, CONSOLIDATIONS OR SIMILAR EVENTS AFFECTING THE AIRLINE OR ANY OTHER INDUSTRY REPRESENTING A SIGNIFICANT PORTION OF THE COMPANY'S BILLED BUSINESS, INCLUDING ANY POTENTIAL NEGATIVE EFFECT ON PARTICULAR CARD PRODUCTS AND SERVICES AND BILLED BUSINESS GENERALLY THAT COULD RESULT FROM THE ACTUAL OR PERCEIVED WEAKNESS OF KEY BUSINESS PARTNERS IN SUCH INDUSTRIES; THE TRIGGERING OF OBLIGATIONS TO MAKE PAYMENTS TO CERTAIN CO-BRAND PARTNERS, MERCHANTS, VENDORS AND CUSTOMERS UNDER CONTRACTUAL ARRANGEMENTS WITH SUCH PARTIES UNDER CERTAIN CIRCUMSTANCES; A DOWNTURN IN THE COMPANY'S BUSINESSES AND/OR NEGATIVE CHANGES IN THE COMPANY'S AND ITS SUBSIDIARIES' CREDIT RATINGS, WHICH COULD RESULT IN CONTINGENT PAYMENTS UNDER CONTRACTS, DECREASED LIQUIDITY AND HIGHER BORROWING COSTS; FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES; ACCURACY OF ESTIMATES FOR THE FAIR VALUE OF THE ASSETS IN THE COMPANY'S INVESTMENT PORTFOLIO AND, IN PARTICULAR, THOSE INVESTMENTS THAT ARE NOT READILY MARKETABLE, INCLUDING THE VALUATION OF THE INTEREST-ONLY STRIP RELATING TO THE COMPANY'S LENDING SECURITIZATIONS; THE COMPANY'S ABILITY TO INVEST IN TECHNOLOGY ADVANCES ACROSS ALL AREAS OF ITS BUSINESS TO STAY ON THE LEADING EDGE OF TECHNOLOGIES APPLICABLE TO THE PAYMENTS INDUSTRY; THE COMPANY'S ABILITY TO PROTECT ITS INTELLECTUAL PROPERTY RIGHTS (IP) AND AVOID INFRINGING THE IP OF OTHER PARTIES; THE POTENTIAL NEGATIVE EFFECT ON THE COMPANY'S BUSINESSES AND INFRASTRUCTURE, INCLUDING INFORMATION TECHNOLOGY, OF TERRORIST ATTACKS, NATURAL DISASTERS OR OTHER CATASTROPHIC EVENTS IN THE FUTURE; POLITICAL OR ECONOMIC INSTABILITY IN CERTAIN REGIONS OR COUNTRIES, WHICH COULD AFFECT LENDING AND OTHER COMMERCIAL ACTIVITIES, AMONG OTHER BUSINESSES, OR RESTRICTIONS ON CONVERTIBILITY OF CERTAIN CURRENCIES; CHANGES IN LAWS OR

GOVERNMENT REGULATIONS; ACCOUNTING CHANGES; OUTCOMES AND COSTS ASSOCIATED WITH LITIGATION AND COMPLIANCE AND REGULATORY MATTERS, INCLUDING OBTAINING THE APPROVAL OF VISA'S MEMBER BANKS TO THE SETTLEMENT AGREEMENT IN CONNECTION WITH THE LAWSUIT AGAINST VISA AND MASTERCARD DESCRIBED IN THIS REPORT AND THE ULTIMATE OUTCOME OF THE LITIGATION AGAINST MASTERCARD; AND COMPETITIVE PRESSURES IN ALL OF THE COMPANY'S MAJOR BUSINESSES. A FURTHER DESCRIPTION OF THESE AND OTHER RISKS AND UNCERTAINTIES CAN BE FOUND IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2006, AND ITS OTHER REPORTS FILED WITH THE SEC.

--------------------------------------------------------------------------------
     2007 MERRILL LYNCH BANKING AND FINANCIAL SERVICES INVESTOR CONFERENCE
                          KENNETH I. CHENAULT REMARKS
                               November 13, 2007
--------------------------------------------------------------------------------

Talking points prepared for a presentation at the 2007 Merrill Lynch Banking and Financial Services Investor Conference by Chief Executive Officer Kenneth
I. Chenault on November 13, 2007.

[FOR SLIDES ACCOMPANYING THIS PRESENTATION, PLEASE REFER TO THE AMERICAN
 EXPRESS COMPANY WEB SITE]


Thank you, Ken.  It's a pleasure for me to be here.

I'd like to cover a couple of topics with you over the next twenty five minutes or so.

First, given that everyone's knowledge of American Express is probably varied, I'll quickly review our third quarter performance.

After that, I'll spend some time addressing how a change in economic conditions could impact American Express' relative performance.

I'll take you through my views on our structural and business model advantages, as well as how the changes we've made over the last few years improve our flexibility to navigate during varying business conditions.

Now, I'm not going to take a great deal of time during my remarks to talk about the $2.25 billion legal settlement with Visa, although you are welcome to cover this in the Q and A.

As I'm sure you all saw, Visa agreed to pay us up to $2.25 billion to settle our legal claims for the lost business opportunity that resulted from their illegal boycott from 1996 to 2004.

The key points were noted in our press release:

  o The total is an aggregate maximum of $2.25 billion: $1.13 billion to be paid in the current quarter, along with a contingent payout of $70 million per quarter over the next 4 years. (And I'm highly optimistic we'll meet the conditions of this contingency.)

  o MasterCard is now the sole defendant remaining in our litigation, which is scheduled for trial in September of 2008.

  o And finally, we expect the aggregate cost associated with our settlement-related legal expense, additional business building investments, and additional contributions to the American Express Foundation, along with a potential increase to our Membership Rewards reserve - all of which are explained in our public disclosures - could represent a significant portion of the settlement amount expected to be recognized in the current fourth quarter.

So, let me talk about our recent performance.


As you've seen by now, our third quarter results maintained the strong financial and business momentum we've achieved over the past few years.

In looking at our results for continuing operations, we met or exceeded each of our on-average-and-over-time financial targets.

Our strong performance is the result of the business building investments we've made over the last several years, in alignment with our continued focus on leveraging our spend-centric model.

As you can see, our returns continue to be very healthy, even as we've grown lending balances and increased investment spending.


Our bottom-line performance was driven by the strength of our core business metrics.

Our third quarter results included:

  o 16% growth in billings,
  o 11% growth in cards in force,
  o 8% increase in average spend per card,
  o 23% growth in managed cardmember loans,*
  o best in class credit performance;
  o and 16% growth in travel sales.


-------
* On a GAAP (i.e., owned) basis, cardmember loans grew 32% at September 30, 2007 versus September 30, 2006.

One element that made our performance stand out was the relative strength of our volume growth.


We continue to see excellent growth in billings against our major competitors.

Our year to date spend volumes grew at 15%, a very strong performance, particularly when you consider the high growth we've generated over the last three years.


The strength of our relative billings performance over time has translated into notable share gains.

Here is the recent trend of purchase volume share in the U.S.

As you can see, when looking at overall credit and charge spending, we've been gaining share since 2002.

Our share gains would also hold even including the fast growing debit segment.

This credit and charge data is just for the U.S., but a number of international markets would show a similar trend.


Our growth in managed loans also continues to outpace our peers.

Our global growth rate of 23%* puts us well above the growth of every other major player, a result we've achieved over the last 10 quarters.


Looking at our share of U.S. lending balances, you can see that our strong growth over the last several years has expanded our market position in this area as well.

While 2007 share numbers for purchase volume and balances won't be available until early next year, our performance to date makes me confident that our market gains have continued.


These share gains have come against the backdrop of our strong relative credit performance. As you can see, over the last two years we've maintained a large positive gap against industry averages.

Now, this chart clearly shows great results.

But our performance here is actually understated because of different reporting practices.

The rates reported by our peers include the writeoff of principal only.

However, when we calculate our rate we include not just the principal written off, but any interest or fees that have accrued as well.

The net effect of this serves to overstate our rate relative to the industry.


If you restate on an apples-to-apples basis and exclude interest and fees from our writeoffs, you can see that our favorable gap against the rest of the industry is even wider than originally shown -- by approximately 70 bp.

The strength of our customer base, as well as our risk management talent and capabilities, have been major factors in our performance.

I also believe that, should economic conditions weaken, these assets will provide us with a relative advantage in terms of our performance, as I'll discuss in a few minutes.


-----
* On a GAAP (i.e., owned) basis, cardmember loans grew 32% at September 30, 2007 versus September 30, 2006.

Through September, we generated a 38% Return on Equity, above our stated long-term target of 33% to 36%.

Our superior returns have been the result of our profitability and our efficient use of capital.

As we've told you before, we look to appropriately balance our capital utilization based on our business and growth needs, leading to a productive mix of ROE generation across payment products such as lending and charge, as well as our network and merchant businesses, which require limited capital.


So, as you can see, our overall financial performance has been very strong.

Our multi-year investment strategy has led to excellent metric performance, strong revenue growth and an improving position in the marketplace.

At the same time, however, we haven't taken our eye off the nuts and bolts of our financial discipline.

We've continued to reengineer and manage our operating expense growth, we've appropriately prioritized our investment spending, and we've been very focused and careful about our credit actions.

All in all, I believe we have an excellent story to tell.

                             * * * * * * * * * * *

Now, I spend a fair amount of my time in forums such as this one today and in other meetings with investors.

And I know that we do get credit for our steady track record and for our past performance.

But I also know that past performance is just that - past, over.

The most common questions I get at sessions with investors are on what lies ahead.

"What happens to the company's performance if things slow down?

Are you going to be hit harder than other companies?

What happens if credit conditions weaken?

Is your current high loan growth going to be an issue?"

Now I've never given public forecasts of our billings projections or our financial results, and I don't intend to start today.

But since economic conditions are top of mind as everyone looks out to 2008, I thought I'd try to provide you with some perspective on the factors that could impact our results in the event of a slower economy.

What's happened to the company when faced with weaker times before?

And what changes have occurred since the last downturn that could potentially impact our relative performance?

Let me start with the current big picture.


We've all seen the headlines. Some of them are factual; some are speculative; all are sobering.

We know that sub-prime mortgage defaults have grown.

We know that investment vehicles holding subprime assets have lost substantial value.

We know that housing prices in certain parts of the country have fallen and that the housing industry has slowed.

But the impact this will have on the broader economy - on the consumer, on business spending and investment -- is still uncertain.

Will they, too, take a hit? And, if so, how much?

As you can imagine, we're watching all of the indicators and trends very carefully.

Regardless of how well we've performed over the last several years, our past growth doesn't make us invulnerable to the effects of an economic downturn.

Now, economic events vary, and there are no guarantees that one situation will be exactly like another.

But I believe our past performance is relevant and can provide perspective on how we might manage through a slowdown.

Over the past 20 years there have been two periods of significant economic slowdown in the U.S.


In 1990 and 1991 we faced a period of recession, with real GDP falling by (0.2%) and a peak unemployment rate of 7.8%.

While debates continue about its specific causes, a number of events occurred just prior to or during this time: the first Iraq War, the Savings and Loan crisis and a series of tax increases.


As you would expect, results for our payments business were correspondingly weak during this period:

  o  Billings in the U.S. declined by (1%);
  o  Our U.S. lending writeoff rates reached 9.6%;
  o And Return on Equity for Travel Related Services, the subsidiary most resembling the company today, came in at 6.6% in 1992, down from 28.1% in 1990.


In 2000 and 2001 there was another economic downturn. Over this time GDP growth averaged 0.8%, down from the 4% to 5% levels of the prior few years. As a result of this downturn, unemployment hit a peak of 6.3% by midyear 2003.

Leading up to this slowdown we saw:

  o  the tech bubble burst, dragging down the markets;
  o  overcapacity and excess inventory grew;
  o  bond losses spiked.......
  o and finally, of course, there were the terror attacks of September 11, which devastated the travel industry and caused significant declines in the equity markets and across financial services.

Results for our payments businesses were again weak, but better than the absolute levels of 1991:

  o Billings in the U.S. were up 1%;
  o Lending writeoff rates peaked at 6%*;
  o And the Return on Equity for Travel Related Services fell to 22%, down from 32% in 2000.

So these are the historical facts of our performance during these periods of economic decline.

But, in considering how an economic slowdown might impact the company today, it's important to understand the scope of change we've implemented over the last 6 years, as well as some of the details.

One of the first points to consider is how the business and structure of the company have been transformed.


Since the recession of 1992 there have been significant changes in our corporate portfolio. First Data and Shearson Lehman were divested in the 90's, while the last 3 years have seen the spin-off of Financial Advisors, the upcoming sale of American Express Bank in Q1 of `08, and our sale of three other business lines: tax and business services, business leasing, and our ATM network.

As you probably remember, Financial Advisors had a significant negative impact on the company's overall performance during the last downturn.

Not only were they hit by declines in the equity market, but their bond portfolio incurred over $1 billion in losses and writedowns on CDOs and structured investments, leading to the company's overall net income decline of 50% that year.

Each of our divestitures served to lower the risk profile of the company and allowed us to sharpen our focus on our higher returning payments business. As a result, I believe the company's risk and earnings position has been strengthened over the years.

Another notable change since 2001 is that we've substantially diversified our billings base.


As you can see here, our spend base has shifted substantially since 1991, and even since 2001.

Whereas in the past our billings were heavily weighted toward travel and entertainment spending, our mix today is now 68% retail and non-T&E spend.

Past experience has shown that, in the event of economic slowdowns, T&E spending -- whether consumer or corporate -- tends to be discretionary.

It is usually among the first categories of spend to be cut back in times of uncertainty.


-----
*On a GAAP (i.e., owned) basis, lending write-off rates were 5.9% for the year ended December 31, 2002, the year in which the Company's lending write-off rates peaked following the recession of March to November 2001.

Not surprisingly, retail and other spending holds up better during downturns.

Consumers and companies are still out buying food, clothes, office supplies and raw materials. They may still be cautious about spending, but these essentials aren't reduced to the same extent as T&E.

Over the last 6 years we've also taken steps to improve our financial stability.

Risk Management
---------------
We've invested in and enhanced our risk management capabilities and talent.

We've made advances in our segmentation and credit models, at the same time we've strengthened our risk policies and processes.

For example, in the last few quarters we've further upgraded our models to produce richer housing data where we can.

In some cases, given recent trends, we've used this unique information to slow down line increases and to lengthen the interval of time between increases.

All of the improvements to our models and processes have contributed to the best in class credit and fraud performance we generate today and which I'll come back to in a moment.

Flexibility & Reengineering
---------------------------
Our extensive reengineering actions over the last several years have given us a far leaner expense base.

Many of these actions served to variable-ize a number of significant expenses, such as technology.

Should business volumes change, we now have increased flexibility to ratchet back certain expenses in response.

Planning & Forecasting
----------------------
Our planning and forecasting processes, along with our investment prioritization, have also improved.

We've increased the discipline within our forecast process and formalized our contingency planning and investment optimization.

As we see changes in the environment or competitive marketplace
- either positive or negative - we take action to ramp up spending on high return investments, or curtail expenses as needed.

Liquidity
---------
In the area of liquidity we're also better positioned than we were in 2001.

We're less reliant on more volatile, short-term funding such as commercial paper, and have increased our contingent liquidity sources in the event of funding crises.

Business Mix
------------
Our stability has also been enhanced by the changes in our business mix over this time.

Over the last several years some of our highest growth businesses have been Global Network Services, Corporate Services and our merchant business.

Each of these businesses generates excellent returns but, significantly, they also have minimal credit risk - an important consideration should we move into an economic slowdown.

Another significant change since the last downturn is our position in the marketplace.

For example, looking back at U.S. billings growth in 2000, on a relative basis we ranked in the middle of the pack.

While the industry saw very strong growth, Cap One, Providian, Discover, Household and Citi all outgrew us.

Our multi-year investment strategy, which we began in 2002, mitigated this trend and put us back in a position of outperforming our peers, in most instances by a pretty wide margin as I showed you earlier.

All of the factors that have led to our share gains since 2000 -- our spend centric strategy, our broader merchant coverage, the deeper penetration of rewards across our base, and our increased focus on the acquisition and retention of high value customers - have strengthened our customer and billings base and have put us in a better position to manage through a period of economic uncertainty.

As a result, we'd now be facing a slower economy from a position of greater strength.

The same is true if you look at our lending performance.


Back in 2000, the industry in the U.S. was growing at an exceptionally fast rate but, as with billings, we were in the middle of our peer group.

Cap One, Providian and Citi again outpaced us, while our performance with Discover was a dead heat.


The situation now is very different. Not only do we lead the industry in growth but, as I showed earlier, we lead by a very wide margin.

Our competitors are struggling to generate flat to low levels of growth, while we ended the recent quarter at 24%*.

Given our competitors' reliance on lend economics, this metric does not present an optimistic outlook for their core revenue potential.

Now, I know that when I look at this slide, I feel good about it.

It tells me that our investments over the last several years are generating growth, that we're deepening relationships with our cardmembers and that we're gaining sources of revenue growth for the short and moderate-term.

But, given the current credit environment, I know that some people outside of the company have less comfort when they look at this chart. There is a big positive gap between us and the competition, and it has clearly raised questions from analysts and investors -- questions such as:

How can you grow at a rate so different from the rest of the industry? And are you lowering your credit standards to do so?


There are two important points to note about our loan growth.

First, it is being generated from our spend centric model.

Our lend balances are an outcome of our spend strategy, not our primary objective.

Customers are spending on their Delta, Costco and Blue products and then choosing to revolve that spend.

Our charge customers are spending on their Green(R), Gold(R) and Platinum(R) products and then, as needed, opting to use our Lending on Charge product to pay over time.

----
*On a GAAP basis (i.e., owned) basis, cardmember loans grew 32% at September 30, 2007 versus September 30, 2006.

In looking at our sources of growth, cardmembers within our base for more than 6 months represent 90% of our U.S. Consumer Credit Card portfolio balances, a trend that has been consistent over the past 24 months.

In addition, a large proportion of our lending growth has come from rewards-based lend products, such as lending on charge, our co-brands, Blue Cash and our Blue portfolio, the majority of which is tied to rewards.

Given their respective link to either a reward incentive, a charge product or, in many cases, both, these products come with a better risk profile and better customer behaviors.

So the first point is that our growth is driven by the successful implementation of our long-stated spend-centric strategy.

We've capitalized on the weaker position of our peers by focusing our investments and executing well.

Our demarcation against the rest of the industry does not represent a change in our objectives, nor does it represent a change in strategy.

The second point I'd make about our growth is that it is not coming at the expense of our credit performance.

While lending delinquency rates were up slightly in the third quarter, we continued to put up very strong credit numbers.

We're not generating growth by loosening our standards and hunting in the sub-prime space. And we're not buying balance growth with uneconomic pricing.

(In fact, our managed yield has been very consistent over the last several years, and the percentage of our portfolio on promotional rates has declined.)

We continue to pursue growth in the prime and super-prime lending segments and, as a result, we continue to focus our acquisition efforts in the mid to upper tier of prospects.


Here's one example.

When lending securitization trust data balances are segmented by FICO scores for the industry, you can see that, in comparison to our major peers, our receivable base has the least exposure to low FICO customers.


Whether looking at our lending or our charge products, our writeoff and loss rates continue to be at or near historical lows.

Our current writeoff rates are below the levels of 2003 and 2004, and are about equal to the level of 2005 before the impact of the bankruptcy law change.

The ongoing investments we're making in our risk capabilities, and our focused efforts to bring in higher spending, more creditworthy cardholders, are paying off.

Our credit quality continues to be well controlled and I remain quite comfortable with the level of risk within our business, even as we generate substantial growth.

Now I'm not saying we'll sustain a 20%+ growth in balances over the long-term.

20% is a high hurdle for any company to consistently achieve.

Nor am I saying that we won't be impacted by a slowing economy.

But, when we have the opportunity to responsibly grow our business, we will. When we have the opportunity to use our enhanced risk capabilities to increase our lending to the right customers at the right economics, we will.

When we can exploit a competitive window of opportunity to gain share, we will.

In fact, our current risk profile and improved capabilities are further reasons that I believe we're in a better position to deal with a downturn than we were in prior years.

Balance Transfers
-----------------
While Balance Transfers were never our primary means of growing balances, we're now even less reliant on this tactic than we were in 2001.

As I said earlier, our spend-centric strategy has changed the drivers of our lending growth.

Our focus now is to generate spend from cardmembers and give them the ability to revolve, which has been a more profitable and stable means to grow our portfolios.

Rewards Penetration
-------------------
Since 2001 we've also significantly increased the penetration of rewards across our base.

As of the end of last year 90% of our U.S. consumer and small business spending was put on a rewards product.

And rewards of any kind -- Membership Rewards, cash or co-brand incentives - are a significant driver of improved cardmember credit.

Our robust rewards provide an incentive for the most creditworthy people to move their spending to us.

They value rewards, they don't want to lose them, so they pay their bills.

In fact, consumers with a lending product linked to MR have a 21% lower delinquency rate than non-enrollees, while for small business customers the delinquency rate is 31% lower.

With a larger proportion of our base linked to rewards in 2007 versus 2001, customers have a greater incentive to stay current on their payments as economic conditions change.

FICO Distribution
-----------------
Finally, the risk profile of cardmembers within our lending portfolio has improved since 2001.


Of U.S. lending balances in 2001, 83% were generated by customers with initial FICO scores of 661 or greater. Looking at the portfolio today, that number has risen to 91%.

Blue From American Express is one important contributor to our current portfolio growth.

Now, because of the size and growth of this portfolio, some people assume a mass market product such as Blue must be of low quality - but that's not the case.


If you look at a segmentation of Blue acquisitions over time, you can see that the largest mix shift has occurred among customers in the super-prime segment, those with FICO scores above 750.

These customers now represent 46% of Blue balances, as compared to 12% in 2001. Blue customers have always had good credit quality, but over time it's gotten even stronger.


This trend in higher quality acquisitions is one of the reasons the overall Blue portfolio is now so strong. 84% of balances within this portfolio currently have FICO scores in the prime or super-prime category.


So, as you can see, there are a number of reasons why I believe we're better positioned to deal with a downturn today than we were in either 1990 or 2000.

  o Our billings base is not as reliant on more volatile T&E spend;
  o Our risk and financial capabilities have improved the output of our processes and our stability;
  o Our growth and success in the marketplace means that we now compete from a position of strength, rather than being in the middle of the pack;
  o And the risk profile of the company and our card base has improved.


Now, none of this is meant to imply we're immune from economic conditions.

We're not. Should the economy take a hit, we will be impacted.

But, for the reasons I've discussed today, I believe we're in a better position to navigate through a downturn.

If the economy slows, our billings growth rate will weaken, though likely with less volatility than in the past.

If the economy slows and unemployment climbs, our writeoffs will increase, though likely not to the spikes we experienced in the past.

Under just about any economic scenario I can envision, I believe we're in a stronger position than our peers.

Our customer base is superior, our risk capabilities are best in class, we're focused on spending rather than lending, and we have the flexibility within our business model to quickly react to events and conditions, flexibility that has been further enhanced by our settlement with Visa.

In fact, given the current challenges faced by a number of our competitors, we're looking to use the advantage of this flexibility over the short-term to accelerate our progress in the marketplace.

Under any set of circumstances we will continue to manage the company for the long-term interests of our shareholders and be guided by our on-average-and-over-time financial objectives.

Since we set our long-term targets in 1993 we have generally performed consistent with those goals and, in fact have out-performed them in recent years.


Now, we did fall outside of our range in 2001, when we faced significant losses at Financial Advisors, as well as due to 9/11.

It was a difficult time, but the goal for our organization was to get back on track in terms of our financial performance.

At the time, many people questioned how we'd do this. Many assumed we'd just change the bar and measure our goal performance against a new point in time.

We didn't. We chose not to change the bar.

Instead we focused on implementing our spend-centric strategy, restructuring our expense base and adding flexibility to our business model.

We also focused on the marketplace, on investing in organic growth and beating the competition.

Because of this focus, because of this commitment, post-2001 we lifted our performance and regenerated our growth momentum.

By 2004 we were back in the range of our on average and over time objectives - without lowering the bar.

Looking at the company as it exists today, you can see that we would have been back on track against our targets by 2002, and that we've been in the mid to high end of our range since `04.


For several years now we've generated great momentum, with strong business metrics and exceptional financial performance.

We've benefited from a disciplined, multi-year investment strategy and a consistent focus on growth.

Now, I'm not a position to predict what may or may not happen in the economy.

It's clear there's greater uncertainty, greater volatility, but it's not something I can control.

My focus is on making sure that American Express navigates through changing economic conditions in the best position possible, relative to our payments competitors and relative to the overall industry.

As I've discussed, over the past several years, I believe our position to do so has become stronger:

  o Our competitive position is substantially stronger, on both an absolute and relative basis;
  o We've put greater flexibility into our business model, allowing us to adjust to changes more quickly -whether it be implementing defensive measures or taking advantage of competitive opportunities;

  o Our unique spend-centric strategy has allowed us to generate market leading growth. This, coupled with our improved investment optimization methods, has enabled us to use our capital more productively;
  o And we've diversified our corporate portfolio, divesting of businesses susceptible to higher risk, thereby lowering our overall risk profile.

Economic conditions will be what they are, but we are now a stronger, more flexible company, and our commitment to growth and shareholder value remains unchanged.

Thank you.